J. C. PENNEY COMPANY, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

Third Quarter Highlights

•	Adjusted net income of $0.11 per share, excluding restructuring and management transition charges
•	Opened 32 Sephora inside jcpenney boutiques bringing total to 308
•	Expanded MNG by Mango® and Call It Spring® by The ALDO Group to 500 and 505 locations, respectively
•	Expenses well managed during the quarter
•	Cash and cash equivalents of approximately $1.1 billion

PLANO, Texas, Nov. 14, 2011 -- J. C. Penney Company, Inc. (NYSE: JCP) today reported that adjusted net income excluding restructuring and management transition charges for the third quarter ended October 29, 2011, was $24 million or $0.11 per share. Including restructuring and management transition charges, the Company reported a net loss of $143 million or $0.67 per share. A reconciliation of non-GAAP adjusted net income to the most directly comparable GAAP financial measure is included with this release.

Executive Chairman Myron E. (Mike) Ullman, III, said, “While our more affluent customers continued to respond well to jcpenney’s attractions, the moderate customer continues to have limited discretionary spending capability, and that was apparent during the quarter.  However, the combination of customer response to the style and value we offer in categories such as women’s and men’s apparel and accessories, coupled with the expense reduction initiatives we put in place over the course of 2011, allowed us to report results in line with our expectations.

"As we look to the holidays, jcpenney has an exciting marketing plan in place to showcase our wide range of great gifts available in stores and on jcp.com.  As our associates devote themselves to ensuring that our customers can make the holidays enjoyable and memorable for their families, our new CEO Ron Johnson and the leadership team are developing strategies for the next phase of jcpenney’s transformation.  This next chapter will be exciting and rewarding for our customers, associates and shareholders.”

Third Quarter Performance
Comparable store sales for the third quarter declined 1.6 percent.  Total sales decreased 4.8 percent, reflecting the Company’s exit from its catalog and catalog outlet businesses.  As previously announced, the Company completed the sale of its outlet store business during the quarter. Internet sales through jcp.com were $341 million in the third quarter, decreasing 5.4 percent from last year.  The strongest merchandise results in the period were in women’s accessories and men’s apparel.  Geographically, the best performance was in the southeast region of the country.

Gross margin decreased $146 million compared to last year’s third quarter.  As a percent of sales, gross margin decreased approximately 160 basis points to 37.4 percent, reflecting the softer-than-anticipated selling environment in the quarter and the resulting higher level of promotional activity.

Overall, SG&A expenses were well-managed during the quarter and decreased $84 million, or 6.3 percent, versus last year.  The savings generated in the third quarter were due primarily to lower marketing expenses and lower credit costs.  As a percent of sales, SG&A expenses decreased 50 basis points to 31.2 percent.

For the third quarter, the Company incurred approximately $265 million in restructuring and management transition charges. These charges comprised the following:
•	Disposition of outlet business: approximately $30 million, or $0.09 per share;
•	Voluntary early retirement program: approximately $179 million, or $0.51 per share;
Process Improvements in Supply Chain and Home Office: approximately $29 million, or $0.08 per share; and
•	Management transition costs: approximately $27 million, or $0.10 per share.

Total operating expenses were 41.7 percent of sales for the quarter. The Company’s operating loss for the third quarter totaled $171 million including the charges discussed above. Excluding restructuring and management transition charges, and the non-cash qualified pension plan expense of $22 million, adjusted operating income was $116 million for the quarter. A reconciliation of adjusted operating income and adjusted earnings per share to the most directly comparable GAAP financial measures is included with this release.

Financial Condition
The Company ended the third quarter with approximately $1.1 billion in cash and short-term investments on its balance sheet. Interest expense for the quarter was approximately the same as last year at $55 million.  The Company ended the quarter with its inventory up 2.6 percent as compared to last year.

Outlook
The Company’s 2011 fourth quarter guidance is as follows:
•	Comparable store sales: expected to be flat to up slightly to last year;
•	Total sales: expected to be approximately 250 to 300 basis points less than comparable store sales due to the impact of the Company’s exit from its catalog and catalog outlet businesses;
•	Gross margin rate: expected to be down modestly when compared to last year;
•	SG&A expenses: expected to be well-managed and slightly below last year’s levels;
•	Restructuring and management transition charges: approximately $104 million;
•	Average shares for EPS calculation: approximately 220 million common shares;
•
Earnings per share: Including restructuring and management transition charges, earnings for the fourth quarter are expected to be in the range of $0.64 to $0.74 per share. Excluding these charges, earnings for the fourth quarter are expected to be in the range of $1.05 to $1.15 per share on a non-GAAP basis.

This guidance does not include the financial impact that is expected to be incurred in the fourth quarter as the Company executes changes to its pricing strategy in preparation for the spring 2012 season.  The Company expects to disclose the financial impact of these changes with its fourth quarter results.

Conference Call/Webcast Details

Management will host a live conference call and real-time webcast today, Nov. 14, 2011, beginning at 9:30 a.m. ET to discuss the Company’s results.  To access the third quarter conference call, please dial (877) 407-0778, or (201) 689-8565 for international callers, and reference the J.C. Penney Company, Inc., Third Quarter Earnings Conference Call.  Access to the 2011 third quarter conference call is open to the press and general public in a listen only mode.  The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing (877) 660-6853, account code 286, and conference ID number 382062. The live webcast may be accessed via the Company’s Investor Relations page at jcpenney.net, or on streetevents.com (for subscribers) or investorcalendar.com.  Replays of the webcast will be available for up to 90 days after the event.

For further information, contact:

Investor Relations
Kristin Hays and Angelika Torres; (972) 431-5500
jcpinvestorrelations@jcpenney.com

Media Relations
Darcie Brossart and Rebecca Winter; (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
www.jcpenney.net

About J. C. Penney Company, Inc.

J. C. Penney Company, Inc., one of America's leading retailers, operates over 1,100 jcpenney department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet, jcp.com. Serving more than half of America’s families each year, the jcpenney brand offers a wide array of private, exclusive and national brands which reflect the Company’s vision to be America’s shopping destination for discovering great styles at compelling prices. Traded as “JCP” on the New York Stock Exchange, the $17.8 billion retailer is transforming its organization to build a sustainable, profitable enterprise that serves its customers, engages its associates and rewards its shareholders. For more information visit www.jcpenney.net.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in pricing strategies, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

#  #  #

J. C. PENNEY COMPANY, INC.
SUMMARY OF OPERATING RESULTS
(Unaudited)
(Amounts in millions except per share data)

	Three months ended			Nine months ended
	Oct 29,	Oct 30,	% Inc.	Oct 29,		Oct 30,	% Inc.
	2011	2010	(Dec.)	2011		2010	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 3,986	$ 4,189	(4.8)%	$ 11,835		$ 12,056	(1.8)%
Gross margin	1,489	1,635	(8.9)%	4,581		4,817	(4.9)%
Operating expenses:
Selling, general and administrative (SG&A)	1,242	1,326	(6.3)%	3,766		3,893	(3.3)%
Qualified pension plan	22	56	(60.7)%	65		166	(60.8)%
Supplemental pension plans	9	8	12.5%	23		25	(8.0)%
Total pension	31	64	(51.6)%	88		191	(53.9)%
Depreciation and amortization	127	128	(0.8)%	383		379	1.1%
Real estate and other (income), net	(5)	(7)	(28.6)%	(24)	(1)	(20)	20.0%
Restructuring and management transition	265	-	100%+	297		-	100%+
Total operating expenses	1,660	1,511	9.9%	4,510		4,443	1.5%
Operating (loss)/income	(171)	124	(100+)%	71		374	(81.0)%
Net interest expense	55	57	(3.5)%	170		173	(1.7)%
Bond premiums and unamortized costs	-	-	-	-		20	(100)%
(Loss)/income before income taxes	(226)	67	(100+)%	(99)		181	(100+)%
Income tax (benefit)/expense	(83)	23	(100+)%	(34)		63	(100+)%
Net (loss)/income	$ (143)	$ 44	(100+)%	$ (65)		$ 118	(100+)%

(Loss)/earnings per share - diluted	$ (0.67)	$ 0.19	(100+)%	$ (0.30)		$ 0.50	(100+)%
Average shares outstanding - basic	213.3	236.4		218.6		236.3
Average shares outstanding - diluted	213.3	237.8		218.6		237.7

FINANCIAL DATA:
Comparable store sales (decrease)/increase	(1.6)%	1.9%		1.2%		1.5%

Ratios as a percentage of sales:
Gross margin	37.4%	39.0%		38.7%		40.0%
SG&A expenses	31.2%	31.7%		31.8%		32.3%
Total operating expenses	41.7%	36.0%		38.1%		36.9%
Operating (loss)/income	(4.3)%	3.0%		0.6%		3.1%
Effective income tax rate	36.7%	34.3%		34.3%		34.8%

(1)
Previous two quarters restructuring charges have been reclassified to the restructuring and management transition charges line from the real estate and other (income), net line to conform to the current presentation.

J. C. PENNEY COMPANY, INC. SUMMARY BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Oct 29,	Oct 30,
	2011	2010
SUMMARY BALANCE SHEETS:
Cash in banks and in transit	$ 205	$ 199
Cash short-term investments	880	1,467
Cash and cash equivalents	1,085	1,666
Merchandise inventory	4,376	4,267
Income taxes receivable	364	464
Prepaid expenses and other	285	222
Property and equipment, net	5,242	5,285
Prepaid pension	668	391
Other assets	731	657
Total assets	$ 12,751	$ 12,952

Merchandise accounts payable	$ 1,831	$ 1,766
Other accounts payable and accrued expenses	1,403	1,459
Current maturities of long-term debt	231	-
Long-term debt	2,871	3,099
Long-term deferred taxes	1,173	994
Other liabilities	687	693
Total liabilities	8,196	8,011
Stockholders' equity	4,555	4,941
Total liabilities and stockholders' equity	$ 12,751	$ 12,952

	Nine months ended
	Oct 29,	Oct 30,
	2011	2010
SUMMARY STATEMENTS OF CASH FLOWS:
Net cash (used in)/provided by:
Total operating activities	$ (133)	$ (518)
Investing activities:
Capital expenditures	(469)	(380)
Proceeds from sale of assets	1	4
Proceeds from joint venture cash distribution	53	-
Total investing activities	(415)	(376)
Financing activities:
Proceeds from debt	-	392
Payments of debt	-	(693)
Financing costs	(15)	(14)
Stock repurchase program	(900)	-
Proceeds from issuance of stock warrants	50	-
Proceeds from stock options exercised	12	7
Other changes in stock	(1)	(1)
Dividends paid	(135)	(142)
Total financing activities	(989)	(451)
Net (decrease) in cash and cash equivalents	(1,537)	(1,345)
Cash and cash equivalents at beginning of period	2,622	3,011
Cash and cash equivalents at end of period	$ 1,085	$ 1,666
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J. C. PENNEY COMPANY, INC. Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)
We define (i) adjusted operating income excluding restructuring and management transition charges as operating (loss)/income excluding the impact of restructuring and management transition charges, (ii) adjusted operating income as operating (loss)/income excluding the impact of restructuring and management transition charges and the non-cash impact of the qualified pension plan, (iii) adjusted net income excluding restructuring and management transition charges and adjusted earnings per share excluding restructuring and management transition charges as net (loss)/income and (loss)/earnings per share, respectively, excluding the impact of after-tax restructuring and management transition charges, and (iv) adjusted net income and adjusted earnings per share as net (loss)/income and (loss)/earnings per share, respectively, excluding the impact of the after-tax restructuring and management transition charges and the after-tax non-cash impact of the qualified pension plan.  We believe that the presentation of these non-GAAP financial measures, which our management relies on to assess our operating results, is useful in order to better understand the operating performance of our core business, provide enhanced visibility into our selling, general and administrative expense structure and to facilitate the comparison of our results to the results of our peer companies.

ADJUSTED OPERATING INCOME NON-GAAP FINANCIAL MEASURES
The following table reconciles operating (loss)/income, the most directly comparable GAAP measure, to adjusted operating income excluding restructuring and management transition charges, a non-GAAP financial measure, and adjusted operating income, a non-GAAP financial measure:

		Three months ended				Nine months ended
		Oct 29,		Oct 30,	% Inc.	Oct 29,		Oct 30,	% Inc.
		2011		2010	(Dec.)	2011		2010	(Dec.)
Operating (loss)/income		$ (171)		$ 124	(100+)%	$ 71		$ 374	(81.0)%
	As a percent of sales	(4.3)%		3.0%		0.6%		3.1%
Add:	Restructuring and management transition charges	265		-	100%+	297		-	100%+
Adjusted operating income excluding restructuring and management transition charges (non-GAAP)		94		124	(24.2)%	368		374	(1.6)%
	As a percent of sales	2.4%		3.0%		3.1%		3.1%
Add:	Qualified pension plan expense	22		56	(60.7)%	65		166	(60.8)%
Adjusted operating income (non-GAAP)		$ 116		$ 180	(35.6)%	$ 433		$ 540	(19.8)%
	As a percent of sales	2.9%		4.3%		3.7%		4.5%

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED NON-GAAP FINANCIAL MEASURES
The following table reconciles (i) net (loss)/income and (loss)/earnings per share, the most directly comparable GAAP measures, to adjusted net income excluding restructuring and management transition charges and adjusted earnings per share excluding restructuring and management transition charges, and (ii) net (loss)/income and (loss)/earnings per share, the most directly comparable GAAP measures, to adjusted net income and adjusted earnings per share, non-GAAP financial measures:

		Three months ended				Nine months ended
		Oct 29,		Oct 30,	% Inc.	Oct 29,		Oct 30,	% Inc.
		2011		2010	(Dec.)	2011		2010	(Dec.)
Net (loss)/income		$ (143)		$ 44	(100+)%	$ (65)		$ 118	(100+)%
(Loss)/earnings per share - diluted		$ (0.67)		$ 0.19	(100+)%	$ (0.30)		$ 0.50	(100+)%
Add:	Restructuring and management transition charges, net of tax of $98, $-, $111 and $-	167		-	100%+	186		-	100%+
Adjusted net income excluding restructuring and management transition (non-GAAP)		24		44	(45.5)%	121		118	2.5%
Adjusted earnings per share excluding restructuring and management transition charges - diluted (non-GAAP)		0.11	(1)	0.19	(42.1)%	0.55	(1)	0.50	10.0%
Add:	Qualified pension plan expense, net of tax
	of $8, $20, $25 and $61	14		36	(61.1)%	40		105	(61.9)%
Adjusted net income (non-GAAP)		$ 38		$ 80	(52.5)%	$ 161		$ 223	(27.8)%
Adjusted earnings per share - diluted (non-GAAP)		$ 0.18	(1)	$ 0.34	(47.1)%	$ 0.73	(1)	$ 0.94	(22.3)%
(1)
Average shares outstanding - diluted of 215.5 million and 221.4 million for the three and nine months ended October 29, 2011, respectively, were used for these calculations as adjusted net income per share excluding restructuring and management transition charges and adjusted net income were positive.

3

J. C. PENNEY COMPANY, INC. Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions)

FREE CASH FLOW
Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities excluding discretionary cash contributions to our primary pension plan, less capital expenditures and dividends paid, plus the proceeds from the sale of assets. Adjustments to exclude discretionary pension plan contributions are more indicative of our ability to generate cash flows from operating activities. We believe discretionary contributions to our pension plan are more reflective of financing transactions to pay-down off-balance sheet debt relating to the pension liability. Free cash flow is a relevant indicator of our ability to repay maturing debt, both on and off-balance sheet, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of off-balance sheet pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

The following table reconciles cash flow from operating activities, the most directly comparable GAAP financial measure, to free cash flow, a non-GAAP financial measure:

	Nine months ended
	Oct 29,	Oct 30,
	2011	2010
Net cash (used in) operating activities	$ (133)	$ (518)
Add:
Discretionary pension contribution	-	392
Proceeds from sale of assets	1	4
Less:
Tax benefit of pension contribution	-	(63)
Capital expenditures	(469)	(380)
Dividends paid	(135)	(142)
Free cash flow (non-GAAP)	$ (736)	$ (707)

4